Kramer Levin Naftalis & Frankel LLP

August 25, 2006

The Milestone Funds

115 East Putnam Avenue

Greenwich, CT 06830

Re:       The Milestone Funds
File Nos. 33-81574; 811-8620

Ladies and Gentlemen:

We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment to the Registration Statement on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP